                                                                    Exhibit 10.1

                  TRUST UNDER THE EMPLOYMENT AGREEMENTS BETWEEN
                     FAIRCHILD SEMICONDUCTOR CORPORATION AND
               KIRK P. POND, JOSEPH R. MARTIN, AND DANIEL E. BOXER

         (a) THIS AGREEMENT, made this 8 day of September, 2004, by and between FAIRCHILD SEMICONDUCTOR CORPORATION, a corporation organized under the laws of the State of Delaware ("Company"), and H.M. PAYSON & CO., a Maine nondepository trust company ("Trustee");

         (b) WHEREAS, Company has entered into the Employment Agreements with Kirk P. Pond, Joseph R. Martin, and Daniel E. Boxer ("Executives") listed in Appendix A, under which it is obligated to provide lifetime health coverage (hereinafter called the "Agreements");

         (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Agreements with respect to each Executive and his family members who would be eligible dependents under the Company's group health plan ("Covered Individuals");

         (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to or for the benefit of Covered Individuals in such manner and at such times as specified herein and in the Agreements;

         (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of each of the Agreements as an unfunded arrangement maintained for the purpose of providing welfare benefits for a member of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA");

         (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Agreements;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                                    SECTION 1
                             ESTABLISHMENT OF TRUST

         (a) Company hereby deposits with the Trustee in trust Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable, subject to
Section 12(b) below.

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         (c)      The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Covered Individuals and general creditors as herein set forth. Covered Individuals shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreements and this Trust Agreement shall be mere unsecured contractual rights of Covered Individuals against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered, and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Covered Individual shall have any right to compel such additional deposits.

         (f) Upon a Change in Control, Company shall, as soon as possible, but in no event longer than 90 days following the Change in Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to provide each Covered Individual with the health coverage to which he or she would be entitled pursuant to the terms of the Agreements and this Trust Agreement ("Health Coverage") as of the date on which the Change in Control occurred. Company shall promptly provide written notice of a Change in Control to the Trustee.

         An amount is "sufficient," within the meaning of the preceding sentence if, when added to any cash or other property previously contributed to the Trust by the Company, the fair market value of the Trust assets as of the date the contribution is made equals or exceeds the sum of (1) the actuarial present value of the future premium and "out-of-pocket expense" cost of the Health Coverage, and future compensation and expenses of the Trustee, as of the date the Change in Control occurred, and (2) the unpaid current premium and "out-of-pocket expense" cost of such coverage, and all compensation owed and expenses incurred but unpaid of the Trustee, pursuant to Section 9, as of such date. All calculations and determinations required under this paragraph shall be made by an independent actuary or accountant selected by the Trustee.


                                    SECTION 2
              PAYMENT TO OR FOR THE BENEFIT OF COVERED INDIVIDUALS

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule"), from time to time, that indicates the amounts payable for Health Coverage in respect of each Covered Individual, or that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the payee, and the time for payment of such amounts. Such amounts shall include payment for the following types of health insurance: medical, dental and vision care for each Covered Individual, and long-term care for the Executive and his spouse. Except as otherwise provided


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herein, Trustee shall make payments to one or more health insurance carriers in accordance with such Payment Schedule.

          Unless payment is made by the Company pursuant to Section 2(c) below, the Trustee shall reimburse each Covered Individual for any out-of-pocket expense, as defined herein, of the Covered Individual. For purposes of this Trust Agreement, an "out-of-pocket expense" is a deductible, co-payment or coinsurance amount required to be paid by a Covered Individual under the benefit design of the Health Coverage; and any premium paid by a Covered Individual for any Medicare coverage, including Part B hospital coverage, Part D prescription drug coverage, and supplemental (Medigap) coverage, shall be deemed an out-of-pocket expense that is reimbursable in accordance with the procedures described in this Section 2(a). Expenses which are not insured due to limitations or exclusions under the benefit design of the Health Coverage or under Medicare and Medigap coverage, whichever is applicable, shall not be an "out-of-pocket expense" under the Trust. On or before March 11, 2005, the Trustee shall transfer, on behalf of each Executive, to Benefit Concepts (or such other agent or vendor designated by the Company) the amount of Five Thousand Dollars ($5,000) to fund a separate account for the payments to be made under this paragraph. Thereafter, the Trustee shall on a quarterly basis make transfers to such accounts based on actual experience as reported to the Trustee by the Company or its designated agent. The Company or its designated agent shall provide the Trustee with instructions regarding the reporting and withholding of any federal, state, or local taxes that may be required to be withheld by the Trustee with respect to the payment of benefits pursuant to the terms of the Agreements and this Trust Agreement, and the Trustee shall report and pay such amounts to the appropriate taxing authorities as instructed by the Company or its designated agent.

         (b) The entitlement of any person to Health Coverage under the Agreements shall be determined by Company or such party as it shall designate, but any claim for benefits shall be considered and reviewed by the insurance carrier or claims administrator under the procedures set out in the applicable insurance policy or other applicable coverage document. The Company shall appoint a third party administrator to receive and process claims from Covered Individuals, to the extent such claims are not processed by the insurance carrier. The Trustee shall be entitled to rely on such determinations made by the Company, the insurance carrier, or claims administrator.

         (c) Company may make the payments to a health insurance carrier described in Section 2(a) directly to such carrier, or the payments to reimburse for out-of-pocket expenses (described in such section) directly to a Covered Individual, as they become due under the terms of the Agreements or this Trust Agreement. Company shall notify Trustee of its decision to make such payments directly prior to the time amounts are payable under Section 2(a). In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments in accordance with the terms of the Agreements and this Trust Agreement, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

         (d) The Trustee shall purchase individual policies to secure the medical insurance component of Health Coverage for Covered Individuals upon the first to occur of the following events:


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                  (1)      the Company ceases to maintain a comprehensive group
         health plan covering major medical expenses for the Covered Individuals, or

                  (2) the favorable tax treatment of health coverage or health benefits under the Internal Revenue Code ceases to be available to Covered Individuals under the Company group health plan covering them, or

                  (3) the Company directs the Trustee to purchase an individual policy.

The Trustee shall not be obligated to purchase individual policies to secure the medical insurance component of Health Coverage for Covered Individuals before it has received written notice of an event described in (d)(1) or (d)(2) above from the Company or a Covered Individual. The Trustee may engage or consult with an independent broker to assist it in purchasing individual policies, and may rely on the advice of such broker. If the principal of the Trust, and any earnings thereon, are not sufficient to purchase the individual policies required to be purchased under this Section 2(d), Company shall provide the additional amounts necessary to make such purchase. Trustee shall notify the Company if principal and earnings are not sufficient. Notwithstanding Section 2(d)(2) to the contrary, Trustee shall not purchase individual policies if notified by the Company that it will, through additional (estimated) payments to Covered Individuals, put them in substantially the same place they would have been in had the favorable tax treatment remained available.

         (e) If the Company does not deliver a Payment Schedule or provide a formula or other instructions providing for payment of Health Coverage pursuant to Section 2(a), the Trustee shall be authorized to provide for such payment. The Trustee shall pay the entire premium due for Health Coverage, except to the extent the Company makes such payment as provided in Section 2(c).


                                    SECTION 3
                  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                   TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

         (a) Trustee shall cease payments to or for the benefit of Covered Individuals if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent,


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         Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payments to or for the benefit of Covered Individuals.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to or for the benefit of Covered Individuals and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Covered Individuals to pursue their rights as general creditors of Company with respect to benefits due under the Agreements, the Trust Agreement or otherwise.

                  (4) Trustee shall resume the payment of benefits to or for the benefit of Covered Individuals in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues payments from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments otherwise due hereunder for Health Coverage for the period of such discontinuance, less the aggregate amount of any such payments for Health Coverage made by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


                                    SECTION 4
                               PAYMENTS TO COMPANY

         Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments to or for the benefit of Covered Individuals have been made pursuant to the terms of the Agreements and this Trust Agreement.


                                    SECTION 5
                              INVESTMENT AUTHORITY

         (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be

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exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Covered Individuals.

         (b) Trustee shall invest and reinvest the principal and income of the Trust and keep the Trust invested, without distinction between principal and income, in such investments as Trustee in its sole discretion shall determine consistent with such written investment guidelines as the Company's chief financial officer may from time to time provide. The Trustee may rely on such written guidelines and, except as otherwise provided by law, shall have no liability for following such guidelines. In the event Company fails to provide written investment guidelines, Trustee shall invest the Trust in one or more of the following instruments, as Trustee in its sole discretion shall determine:
U.S. Treasury bills, notes or bonds; U.S. Government agency securities; time deposits; certificates of deposit (issued by financial institutions rated A or B by Keefe, Bruyette & Woods or similar rating agency); commercial paper (rated A-1 by Standard & Poors or P-1 or better by Moody's Investor Service); bankers' acceptances; repurchase agreements; and pooled short-term investment funds. In addition, Trustee may invest or reinvest all or any specified portion of the Trust in any common, collective or commingled trust fund which has been or may hereafter be established and maintained by Trustee. Notwithstanding the foregoing provisions of this paragraph (b) to the contrary, Trustee shall, from time to time, liquidate Trust investments to the extent necessary to make a payment required under this Trust Agreement.


                                    SECTION 6
                              DISPOSITION OF INCOME

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


                                    SECTION 7
                              ACCOUNTING BY TRUSTEE

         (a) Trustee shall keep or cause to be kept accurate and detailed accounts of any receipts, investments, disbursements and other transactions hereunder and all necessary and appropriate records required to identify correctly and reflect accurately the condition of the Trust. All such accounts and records shall be open to inspection and audit at all reasonable times by any person, including an independent public accountant, designated by Company, and shall be preserved (in original form or on microfilm, magnetic tape or any other similar process) for such period as Trustee may determine. Trustee may destroy such accounts and records only after notifying Company in writing of its intention to do so and transferring to Company any of such documents requested in writing by Company. The Trustee shall not be obligated to maintain duplicate copies of receipts for reimbursements (or other records) maintained by the Company or its designated agents.

         (b) Within 30 days after the close of each calendar year, and within 30 days after the removal or resignation of Trustee or the termination of the Trust, Trustee shall file with Company a written account setting forth all investments, receipts, disbursements, and other transactions effected


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by it during the preceding calendar year, or during the period from the close of the preceding calendar year to the date of such removal, resignation, or termination. Such account shall include a description of all investments and securities purchased and sold with the cost of such purchase or net proceeds of such sales and showing all cash, securities, and other property held at the end of such calendar year or other period.

         (c) Nothing contained in this Trust Agreement shall be construed as depriving Trustee, Company, or Covered Individuals of the right to have a judicial settlement of Trustee's accounts. Upon any proceeding for a judicial settlement of Trustee's accounts or for instructions, the only necessary parties thereto, in addition to Trustee, shall be Company and Covered Individuals.

         (d) In addition to any returns required of Trustee by law, Trustee shall prepare and file such tax returns and other reports as Company and Trustee may from time to time agree in writing are necessary or advisable.


                                    SECTION 8
                            RESPONSIBILITY OF TRUSTEE

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Agreements or this Trust and is given in writing by Company, or upon the advice of legal counsel, accountants, actuaries or other suitable agents reasonably retained by the Trustee in accordance with
Section 8(c). In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) Trustee may commence or defend suits or legal proceedings, represent the Trust in all actions and settle, compromise, or submit to arbitration any disputes involving the Trust. The Company, on its own behalf and on behalf of its parent organization, subsidiaries, successors and assigns, hereby jointly and severally agrees to and hereby does indemnify, defend and hold harmless the Trustee, and its successors, assigns, officers, directors, employees, agents and attorneys from and against any and all costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of enforcing this provision) arising out of or in any way connected with the Trustee's service under this Agreement, except for any cost, liability or expense arising out of the Trustee's own negligent act or omission, willful misconduct or fraud. In the event of such negligent act or omission, willful misconduct or fraud, Trustee agrees to and hereby does indemnify, defend and hold harmless the Company, and its successors, assigns, officers, directors, employees, agents and attorneys from and against any and all costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of enforcing this provision) relating to such negligent act or omission, willful misconduct or fraud by Trustee and agrees to be primarily liable for such payments. If Company does not pay Trustee's costs, liabilities and expenses in a reasonably timely manner, Trustee is specifically authorized to obtain such payment from Trust assets.


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

         (c) Trustee may engage or consult with legal counsel, accountants, enrolled actuaries, or any other suitable agents to assist it in performing any of its duties or obligations hereunder; rely upon the advice of such counsel, accountants, actuaries, or agents; and pay the reasonable fees, expenses, and compensation of such counsel, accountants, actuaries, or agents from the Trust to the extent that they are not paid by Company.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


                                    SECTION 9
                      COMPENSATION AND EXPENSES OF TRUSTEE

         (a) Company shall pay Trustee such reasonable compensation for its services hereunder as may be agreed upon in writing from time to time by Company and Trustee. Company shall also pay the reasonable expenses incurred by Trustee in the performance of its duties under this Trust Agreement. Such compensation and expenses shall be paid from the Trust to the extent that they are not paid by Company.

         (b) Company shall pay any taxes which are lawfully levied or assessed upon or become payable with respect to the Trust. To the extent that any taxes lawfully levied or assessed upon the Trust are not paid by Company, Trustee shall pay such taxes out of the Trust. Trustee shall contest the validity of taxes in any manner deemed appropriate by Company, but at Company's expense. In the alternative, Company itself may contest the validity of any such taxes.


                                   SECTION 10
                       RESIGNATION AND REMOVAL OF TRUSTEE

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company with or without cause at any time upon at least 60 days' notice in writing to Trustee, or upon shorter notice accepted by Trustee. In the event of

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

such removal, or a resignation in accordance with Section 10(a) hereof, Trustee shall duly file with Company a written account as provided in Section 7(b) hereof.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal, or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


                                   SECTION 11
                            APPOINTMENT OF SUCCESSOR

         (a) Within 60 days after the date of a notice of resignation or removal of Trustee, in accordance with Section 10(a) or (b) hereof, Company shall designate any third party, such as a bank trust department or other party that may be granted corporate trust powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company of the successor Trustee to evidence the transfer. The word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. If the Company fails to designate a successor Trustee within ninety (90) days of the date of a notice of resignation, the Trustee is authorized to designate as the successor an institutional trustee with offices in Maine.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         (c) The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Trustee, to assume this Trust and to agree expressly to perform this Trust in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Trust and shall entitle the Trustee to purchase individual policies to secure the medical insurance component of Health Coverage for Covered Individuals. For all purposes under this Trust, the term "Company" shall include any successor to the Company's business and/or assets that executes and delivers the assumption agreement described in this paragraph or that becomes bound by this Trust by operation of law.

         (d) Any corporation into which Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization, or consolidation to which Trustee may be a party, or any corporation to which all or substantially all the trust business of Trustee may be transferred shall be the successor of Trustee hereunder without the execution or filing of any instrument or the performance of any act.


                                   SECTION 12
                            AMENDMENT OR TERMINATION

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreements or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof. No such amendment may decrease the benefits or rights of the Covered Individuals to Health Coverage.

         (b) The Trust shall not terminate until the date on which Covered Individuals are no longer entitled to benefits pursuant to the terms of the Agreements, except upon written approval of all then surviving Executives and, in the case of a deceased Executive, upon written approval of all remaining Covered Individuals who were family members of such Executive. Upon termination of the Trust any assets remaining in the trust shall be returned to Company.


                                   SECTION 13
                                  MISCELLANEOUS

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Payments to or for the benefit of Covered Individuals under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

         (d) For purposes of this Trust, Change in Control shall have the meaning set forth in the Employment Agreements.

         (e) Trustee accepts the Trust established under this Trust Agreement on the terms and conditions set forth herein and agrees to discharge fully all of the duties and perform faithfully all of the obligations imposed upon it under this Trust Agreement.

         (f) Trustee assumes no obligation or responsibility with respect to any action required under this Trust Agreement on the part of Company.

         (g) Except as otherwise required by law, a third party dealing with Trustee shall not be required to inquire as to the authority of Trustee to take any action or the validity or propriety of any act of Trustee, nor be under any obligation to see to the proper application by Trustee of any Trust property.

         (h) The Trust shall in no manner be liable for or subject to the debts or liabilities of any Covered Individual.


                                   SECTION 14
                                 EFFECTIVE DATE

         The effective date of this Trust Agreement shall be the date first written above.

         IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year written below.

Witness:                             FAIRCHILD SEMICONDUCTOR CORPORATION



  /s/ Barbara E. Clark               By /s/ Paul D. Delva
---------------------------            --------------------------------------
August 31, 2004                        Its Vice President and General Counsel
---------------------------
Date

Witness:                             H.M. PAYSON & CO.



  /s/                                By /s/ Michael R. Currie
---------------------------             -------------------------------------
September 1, 2004                       Its Managing Director
---------------------------
Date

                                   APPENDIX A


1. The Employment Agreement with Kirk P. Pond, dated March 11, 2000, and amended March 7, 2003, as the same may be amended from time to time.

2. The Employment Agreement with Joseph R. Martin, dated March 11, 2000, and amended November 20, 2002, as the same may be amended from time to time.

3. The Employment Agreement with Daniel E. Boxer, dated March 11, 2000, and amended November 20, 2002, as the same may be amended from time to time.
















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